                                                                      EXHIBIT 12





                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                              (Dollars in millions)


                                                                                For the Year Ended
                                                                                September 30, 2002
                                                                         ---------------------------------
Net income                                                                               $600.5
Provision for income taxes                                                                347.6
Minority interests in net earnings of subsidiaries                                         57.9
Income from equity affiliates                                                             (37.9)
Distributed income of equity affiliates                                                    13.3
Amortization of previously capitalized interest                                             6.7
Other                                                                                      (1.1)
                                                                                    ------------
                                                                                          987.0
                                                                                    ------------

Fixed charges:
      Interest incurred and amortization of debt expense                                  135.4
      Estimated portion of rent expense                                                    65.7
                                                                                    ------------
Fixed charges                                                                             201.1
Less:  Interest capitalized during the period                                             (10.0)
                                                                                    ------------
                                                                                          191.1
                                                                                    ------------

Earnings                                                                               $1,178.1
                                                                                    ============


Ratio of earnings to fixed charges                                                          5.9
                                                                                    ============




For the purpose of computing this ratio, "earnings" consist of income from continuing operations before income taxes, minority interest in consolidated subsidiaries and income or loss from equity affiliates, plus (a) distributed income of equtiy affiliates, (b) amortization of previously capitalized interest and (c) fixed charges, minus interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus
(b) the portion of rent expense representative of the interest factor.